UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 11, 2015

ASTEA INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26330	23-2119058
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

240 Gibraltar Road
Horsham, Pennsylvania  19044
(Address of principal executive offices, including zip code)

(215) 682-2500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 11, 2015, the Board of Directors of Astea International Inc. (the “Company”) determined to delist the Company’s common stock from The NASDAQ Capital Market and to transfer the trading market for its common stock to the OTCQB marketplace of the OTC Markets Group.  Accordingly, the Company submitted notice to The NASDAQ Stock Market (“NASDAQ”) on February 17, 2015 requesting that its common stock be delisted from The NASDAQ Capital Market.  Subsequently, on the same day, NASDAQ sent a notice to the Company confirming that trading of the Company’s common stock would be suspended at the opening of business on February 19, 2015, and confirming the withdrawal of the Company’s October 2014 appeal of NASDAQ’s determination that the Company was not in compliance with the minimum stockholders’ equity requirement of at least $2.5 million under NASDAQ Marketplace Listing Rule 5550(b)(1).

Trading on the OTCQB will commence on Thursday, February 19, 2015. The trading symbol will remain ATEA.

The Company’s press release relating to the foregoing actions is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(c)  Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description of Exhibit

99.1	Press Release disseminated on February 17, 2015 by the Company relating to a change in the trading market for the Company’s common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astea International Inc.
February 17, 2015	By:	/s/ Rick Etskovitz
	Name:	Rick Etskovitz
	Title:	Chief Financial Officer